Exhibit 99.1

Redwood Mortgage Investors VIII, L.P. Announces Approval of Dissolution and Plan of Dissolution

SAN MATEO, Calif., August 4, 2023 – Redwood Mortgage Investors VIII, L.P. (“RMI VIII” or the “Company”) today announced the approval of the dissolution of RMI VIII (the “Dissolution”) and the plan for the Dissolution (the “Plan of Dissolution”) by holders of limited partnership interests in RMI VIII through a consent solicitation (the “Consent Solicitation”) process and that as a result of receiving the requisite consents, the Consent Solicitation has been terminated. The affirmative vote of a majority of the limited partnership interests outstanding as of June 1, 2023, the record date for the Consent Solicitation, was required for the approval of the Dissolution and the Plan of Dissolution. Additional information on the Consent Solicitation is set forth in the definitive consent solicitation statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 6, 2023 (the “Consent Solicitation Statement”).

On August 4, 2023 (the “Dissolution Date”), RMI VIII entered into the Plan of Dissolution following the receipt of the above-described consents of limited partners approving the Dissolution and Plan of Dissolution. Pursuant to the Plan of Dissolution, Redwood Mortgage Corp. (“RMC”), as manager of RMI VIII, will wind up the affairs of RMI VIII commencing from the Dissolution Date until the complete liquidation of RMI VIII’s assets and the termination of RMI VIII in accordance with the Plan of Dissolution, the Partnership’s Sixth Amended and Restated Limited Partnership Agreement dated July 28, 2005, as amended, and the California Uniform Limited Partnership Act of 2008. Under the Plan of Dissolution, the Partnership will cease making new loans and will only engage in business activities necessary or convenient to wind-up the Partnership’s business and distribute Partnership assets.

About RMI VIII

RMI VIII was formed in 1993 to engage in business as a mortgage lender and investor by making and holding-for-investment mortgage loans secured by California real estate, primarily by first and second deeds of trust. The partnership is externally managed by RMC. The general partners of the partnership are RMC and Michael R. Burwell, the President, Secretary and Treasurer of RMC and its principal shareholder.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the plans for and execution of wind-up activities. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of RMI VIII and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and RMI VIII undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements, including, without limitation, unexpected costs, charges or expenses relating to or resulting from the Dissolution; litigation or adverse judgments relating to the Dissolution; risks relating to the completion of the wind-up activities in connection with the Dissolution, including the risk that the general partners might not be able to make and arrange for loan sales as part of the Plan of Dissolution; any changes in general economic or industry-specific conditions, including those which affect the value of loans held by RMI VIII; and factors generally affecting the business, operations and financial condition of RMI VIII, including the information contained in the Consent Solicitation Statement and in RMI VIII’s Annual Report on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q and other reports and filings with the SEC.

For further information, please contact:

Tom Burwell, Marketing and Sales Director

Redwood Mortgage Corp.

650-645-9723

rmi8consentsolicitation@redwoodmortgage.com